3


                      CONFIDENTIAL RESIGNATION AGREEMENT
                       AND GENERAL RELEASE OF CLAIMS


     1. Patricia M. Roboostoff ("Employee") hereby resigns from her employment with Maxtor Corporation ("Maxtor"), and from her position as an officer of Maxtor, effective November 30, 1994.

     2.     (a)   In exchange for the release of claims set forth below,
upon expiration of the seven (7) day revocation period described below Maxtor shall pay to Employee the sum of $138,750.00. Of this sum, the parties agree to the following allocation:

        (i)     $69,375.00 for loss of wages; and

        (ii) $69,375.00 for alleged pain, suffering, anxiety, emotional distress, and personal injury allegedly suffered and incurred by Employee arising from her tort claims made against Maxtor.

            (b) The payment described in subparagraph 2.(a)(i) shall be subject to applicable withholding, and Maxtor shall report to appropriate government agencies the payment of $69,375.00 as wage related. The payment described in subparagraph 2.(a)(ii) is intended to fully compensate and fully settle with Employee for the alleged pain, suffering, anxiety, emotional distress, and personal injury allegedly suffered and incurred by Employee arising from her tort claims, which alleged injuries and claims Maxtor denies were incurred by Employee or caused by Maxtor, its directors, officers, employees or officers. Employee asserts that such payment is neither taxable nor subject to withholding, and Maxtor agrees that it will neither withhold any taxes from such payment, nor issue a W-2 or 1099 for such payment. Employee understands and agrees that in the event any taxing authority should reach a contrary determination, and conclude that all or some portion of the settlement payments constitute taxable income to Employee, she shall be solely responsible for the payment of any income and other taxes that may be found to be owing. In the event any taxing authority seeks and obtains payment or reimbursement from Maxtor for any tax due on such settlement payments, Employee shall fully reimburse and indemnify Maxtor for any such taxes, all related interest, penalties and other costs so assessed or incurred, including attorneys' fees for defending any such claim and costs related thereto.

            (c) After November 30, 1994, Employee will be eligible to continue her health coverage in accordance with federal law. If Employee continues to use Maxtor's health insurance program, Maxtor shall pay her health insurance premiums for a nine-month period after November 30, 1994. Employee shall also receive from Maxtor all amounts held by Maxtor for her in her 401(K) account and all amounts withheld to date for her account under the MaxPurchase 423 Plan. The amounts owing under the 401(k) and 423 Plans will be paid to Employee in accordance with Maxtor's customary policy with respect to employees who leave the company (i.e., 423 Plan funds are distributed promptly following the date of resignation and 401(k) funds disbursed within 90 days thereafter). In addition to the above amounts, Employee will receive payment for her accrued vacation allowance, less applicable withholdings. Employee shall be entitled to exercise as vested, for a period of eleven (11) months through October 31, 1995, all of her outstanding stock options, as shown on the attached Exhibit A, whether or not otherwise vested as of November 30, 1994.

            (d) Maxtor shall arrange, at no cost to Employee, for Employee to receive executive outplacement services from the firm of Drake Beam Morin Inc. for a period of sixty consecutive days. Employee shall be entitled to use such services during any consecutive sixty-day period within one year of the date of this Agreement.

            (e) Employee acknowledges that he shall be entitled to no compensation or benefits from Maxtor other than those expressly set forth in this Agreement.

     3. In exchange for the benefits described in paragraph 2 above, Employee does hereby for herself and her respective legal successors and assignees, release and absolutely discharge Maxtor and its shareholders, directors, employees, agents, attorneys, legal successors, and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, suspected, or unsuspected, which Employee now has, owns or holds, or at any other time had, owned or held or shall or may have, own, or hold against Maxtor based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, including but not limited to, any claims of wrongful discharge or age or other discrimination under the Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Fair Employment and Housing Act, or any other applicable law, or any other claims or alleged claims (all of which are hereinafter included within the "Released Matters"). As used herein, "Maxtor" includes any and all parents, divisions or subsidiaries of Maxtor Corporation.

     4. Employee acknowledges that she is familiar with Section 1542 of the California Civil Code which states as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in her favor at the time of executing the release, which if known by her must have materially affected her settlement with the debtor.

Employee hereby waives any right or benefit which she has or may have under Section 1542 of the California Civil Code to the full extent that she may lawfully waive such rights and benefits pertaining to the subject matter of this General Release of Claims (the "Release"). Employee acknowledges that she may hereafter discover claims or facts in addition to or different from those that she now knows or believes to exist with respect to the subject matter of this Release, and that it is her intention to fully, finally and forever settle all of the Released Matters in exchange for the benefits set forth above.

     5. Employee acknowledges and agrees that she shall continue to be bound by and comply with the terms of that certain Employee Agreement Regarding Confidentiality and inventions between Maxtor and Employee dated September 16, 1991.

     6. Employee agrees that she shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than her immediate family or counsel except as such disclosure may be necessary for accounting or tax reporting purposes or as otherwise may be required by law, provided that, if disclosure is required by law, Employee shall provide prior written notice to Maxtor of such required disclosure.

     7. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, with the exception of the agreement described in paragraph 5. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any lawsuit or other action brought to enforce any right arising out of this Agreement. This Agreement may not be altered or amended except by a written document executed by Maxtor and Employee.


EMPLOYEE UNDERSTANDS THAT SHE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT SHE IS GIVING UP ANY LEGAL CLAIMS SHE HAS AGAINST MAXTOR BY SIGNING THIS AGREEMENT, THAT SHE MAY CONSIDER THIS AGREEMENT FOR 21 DAYS AND MAY REVOKE IT AT ANY TIME DURING THE SEVEN DAYS AFTER SHE SIGNS IT AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT SEVEN-DAY PERIOD HAS PASSED. EMPLOYEE FURTHER ACKNOWLEDGES THAT SHE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN PARAGRAPH 2.




     Dated:     10/29/94               /s/ P. M Roboostoff
             --------------            ------------------------
                                       Patricia M. Roboostoff



     Dated:     10/28/94                MAXTOR CORPORATION
             --------------



                                    By:   /s/G. H. Stevens
                                       ----------------------
                                           Glenn H. Stevens
                                       Vice President, General
                                    Title: Counsel and Secretary
                                           ----------------------